EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Limited-Term Government Funds of our report dated February 17, 2021, relating to the financial statements and financial highlights, which appears in Delaware Limited-Term Diversified Income Fund’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
April 27, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Limited-Term Government Funds of our reports dated February 17, 2021, relating to the financial statements and financial highlights, which appear in Delaware Tax-Free New Jersey Fund and Delaware Tax-Free Oregon Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
April 27, 2021